Exhibit 99.1

September 21, 2020

Whole Earth Brands, Inc. Chief Executive Officer Albert Manzone Appointed to its Board of Directors

CHICAGO, Sept. 21, 2020 (GLOBE NEWSWIRE) -- Whole Earth Brands, Inc. (the “Company” or “Whole Earth Brands”) (Nasdaq: FREE), today announced the appointment of its Chief Executive Officer, Albert Manzone, to the Company’s board of directors (“Board of Directors” or “Board”), effective September 18, 2020. Following Mr. Manzone’s appointment, the Board of Directors will consist of seven members.

Irwin Simon, Executive Chairman of Whole Earth Brands’ Board, commented, “Albert was instrumental in the formation of Whole Earth Brands through our business combination in June, and I am thrilled to welcome him to our Board of Directors. Albert brings a high level of strategic acuity, operational know-how, and a global mindset with over 30 years of accomplishments in the consumer products industry and at McKinsey & Co. His proven leadership and operational experience are tremendous additions to the Board, and we look forward to his continued contributions.”

Albert Manzone, Chief Executive Officer of Whole Earth Brands, added, “I am honored to join Whole Earth Brands’ Board of Directors and am energized by the opportunities that lie ahead for our Company. We are building a platform of branded products and ingredients focused on the consumer transition towards natural alternatives and clean label products by addressing the massive ‘free-from...’ marketplace. Looking forward, we intend to continue to focus on generating organic growth with our existing brands while augmenting growth through strategic consolidation in adjacent and on-trend branded health and wellness categories.”

Mr. Manzone has served as Chief Executive Officer of Whole Earth Brands since June 2020 and as Chief Executive Officer of the predecessor company, Flavors Holdings Inc., since February 2016 prior to the Company’s business combination. Previously, Mr. Manzone served as President, Europe at Oettinger Davidoff AG.; President of Consumer Health, South East Europe, at Novartis; President, Europe at W.M. Wrigley Jr. Company; and over a decade in global executive leadership roles at PepsiCo. Prior to his corporate leadership roles, he was a consultant at McKinsey & Co. Mr. Manzone holds a graduate degree in International Business from the Sorbonne University in Paris and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

About Whole Earth Brands, Inc.

Whole Earth Brands is a global platform of branded products and ingredients focused on the consumer transition towards healthier lifestyles, such as free from sugar, natural solutions, plant-based and clean label. Whole Earth Brands, Inc. is one of the world’s leading manufacturers of zero/low sugar and calorie sweeteners as well as reduced sugar products, with brands including Whole Earth®, Pure Via®, Equal®, and Canderel®. The Company’s branded product line Magnasweet® offers versatile masking agents, sweetness intensifiers and extenders and flavor enhancers. The Company has a vision to expand its branded portfolio globally through investment opportunities in additional categories, with better-for-you, clean label alternatives in the quest to “Open a World of GoodnessTM” to consumers and their families. For more information, please visit www.WholeEarthBrands.com.

Forward-Looking Statements

This press release contains “forward-looking statements” (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Whole Earth Brands, Inc. (the “Company” or “Whole Earth Brands”) and other matters. Forward-looking statements may be accompanied by words such as “intend,” “seek,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “expand,” “plan,” “strategy,” “continue,” and “forward” and other similar words, phrases or expressions. Examples of forward-looking statements include, among others, statements by Mr. Simon about the benefits and contributions of Mr. Manzone as a member of the board of directors, statements by Mr. Manzone regarding the Company’s performance, opportunities, growth strategies and strategic consolidation, and statements regarding the Company’s vision to expand, and other plans, objectives and expectations of the Company or its management or board of directors.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These statements are subject to the risks and uncertainties indicated from time to time in the documents the Company files (or furnishes) with the U.S. Securities and Exchange Commission, including the factors set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

You are cautioned not to place undue reliance upon any forward-looking statements, which are based only on information currently available to the Company, and which speak only as of the date made. The Company undertakes no commitment to update or revise the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations Contacts:
Whole Earth Brands, Inc.

312-840-5001

investor@wholeearthbrands.com

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com